UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2012

JAKKS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22619 Pacific Coast Highway, Malibu, California		90265
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 456-7799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 26, 2012, the Company completed the acquisition of all of the stock of Maui, Inc. and two affiliated companies (collectively, “Maui Toys”). The initial purchase price was $32.0 million payable in cash on closing plus contingent payments in an amount up to an additional $33.0 million based on prescribed future financial performance criteria of the Maui Toys products. The portion of the purchase price payable at closing was funded from existing cash on hand. Maui Toys is a developer, manufacturer and marketer of seasonal and outdoor toys. The assets of Maui Toys acquired consisted primarily of intellectual property, inventory and related equipment. Prior to this transaction there was no material relationship between Maui Toys and the Company.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

Exhibit	Description
10.1	July 26, 2012 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: July 26, 2012
	By:	/s/ JOEL M. BENNETT
Joel M. Bennett, CFO

EXHIBIT INDEX

Exhibit	Description
10.1	July 26, 2012 Press Release